UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 06, 2013

GULFMARK OFFSHORE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33607	76-0526032
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

10111 Richmond Avenue, Suite 340, Houston, Texas	77042
(Address of principal executive offices)	(Zip Code)

(713) 963-9522

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangement of Certain Officers.

On March 5, 2013, GulfMark Offshore, Inc.’s (“GulfMark”) Compensation Committee of the Board of Directors considered GulfMark’s fiscal year 2012 performance, the incentive criteria established for fiscal year 2012, and our long-term incentive compensation philosophy. Based on that review, the Compensation Committee recommended to GulfMark’s Board of Directors the dollar value of bonuses, restricted stock and stock option awards, and 2013 base salaries for GulfMark’s named executive officers as indicated in the table below. These recommendations were approved by GulfMark’s Board of Directors on March 6, 2013.

	Bonus	Restricted Stock Awards	Stock Option Awards	2013 Base Salary
Bruce A. Streeter Director, President & Chief Executive Officer	$293,474	$—	$—	$671,728

Quintin V. Kneen Executive Vice President & Chief Financial Officer	$141,165	$470,547	$156,849	$355,000

David B. Rosenwasser Senior Executive Vice President and Chief Operating Officer	$132,255	$440,847	$146,949	$355,000

Richard M. Safier Senior Vice President – General Counsel and Secretary	$114,109	$209,199	$69,733	$261,182

Samuel R. Rubio Senior Vice President – Controller, Chief Accounting Officer & Assistant Secretary	$74,404	$181,875	$60,625	$227,069

The restricted stock and stock option awards will be issued to the above named executive officers on March 24, 2013, in line with the issuance of such awards to all other GulfMark employees.

The number of shares of restricted stock issued will be determined based on the average of the high and low trading price of GulfMark’s common stock on March 22, 2013. The number of shares covered by each stock option issued will be determined based upon a March 22, 2013, Black-Scholes calculation. All stock options will have a seven-year term and the exercise price of such options will be the closing price of GulfMark’s common stock on March 22, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2013		GulfMark Offshore, Inc.

	By:	/s/ Quintin V. Kneen
	Name:	Quintin V. Kneen
	Title:	Executive Vice President and Chief Financial Officer